GAMING AND LEISURE PROPERTIES, INC.
RESTRICTED STOCK AWARD TERMS
DIRECTOR AWARD – QUARTERLY VESTING
All Restricted Stock is subject to the provisions of the Gaming and Leisure Properties, Inc. 2013 Long Term Incentive Compensation Plan (the “Plan”) and any rules and regulations established by the Compensation and Governance Committee of the Board of Directors of Gaming and Leisure Properties, Inc. A copy of the Plan is available on the Merrill Lynch website under Document Library/Plan Documents. Unless specifically defined herein, words used herein with initial capitalized letters are defined in the Plan.
The terms provided herein are applicable to Restricted Stock Awards. Different terms may apply to any future awards under the Plan.
I.PAYMENT FOR SHARES
There is no exercise price or other payment required in exchange for a Restricted Stock Award.
II.FORFEITURE RESTRICTIONS/LAPSE OF RESTRICTIONS
Restricted Stock Awards are subject to forfeiture until lapse of such forfeiture restrictions at the rate of 25% quarterly, measured from the date the award is granted. In the event of an Award holder’s death, disability, retirement or other termination of employment or service as a director, the forfeiture restrictions on a Restricted Stock Award shall lapse or shares of Restricted Stock forfeited as follows:
A.Death and Disability: On the date of death or termination of employment as a result of a Disability (as determined by the Plan) all remaining restrictions will lapse.
B.Change of Control (as defined by the Plan): All remaining restrictions will lapse.
C.All Other Termination Events: All shares subject to forfeiture restrictions on the date of termination (as defined by the Plan) shall be forfeited.
The “lapse” of such forfeiture restrictions means that the Common Stock subject to the Award shall, thereafter, be fully transferable by the Award holder, subject to compliance with Section VI of these Award terms. Until the lapse of such forfeiture restrictions an Award holder may not sell, transfer, pledge or otherwise dispose of the shares of Common Stock subject to a Restricted Stock Award. There are no additional events or occurrences that shall lead to lapse of any forfeiture restrictions on this Award.
III.LEAVES OF ABSENCE
For purposes of a Restricted Stock Award, service as an employee or director, as applicable, does not terminate with a leave of absence. Please refer to Section 12.12 of the Plan for the impact of a leave of absence.
IV.STOCK CERTIFICATES
During the restricted period the shares underlying a Restricted Stock Award will be held for the holder by the Company. After the lapse of any applicable forfeiture restrictions,
Restricted Stock Award – Quarterly Vesting

the shares of Common Stock will be released to the Award holder in the form of uncertificated shares.

V.VOTING AND DIVIDEND RIGHTS
An Award holder may vote the shares Common Stock underlying a Restricted Stock Award and will receive any dividends paid with respect to such shares even before the lapse of forfeiture restrictions. Dividends with respect to a Restricted Stock Award will be paid on the same date or dates that dividends are payable on the Common Stock to Company shareholders generally.

VI.WITHHOLDING TAXES
No evidence of shares of Common Stock will be released or issued to an Award holder unless such holder has made arrangements, acceptable to the Company, to pay any withholding taxes that may be due as a result of the lapse of the forfeiture restrictions. In accordance with the Plan, an Award holder is authorized to make payment of any such withholding tax in cash, by payroll deduction, by authorizing the Company to withhold shares of Common Stock from this Award or by surrendering to the Company shares of Common Stock already owned by such holder. In the event an Award holder elects to authorize the Company to withhold shares of Common Stock from this Award, such holder can only authorize the retention of shares of Common Stock equal to the minimum tax withholding obligation. The fair market value of the shares of Common Stock retained by the Company or surrendered by an Award holder shall be determined in accordance with the Plan as of the date the tax obligation arises.

VII.NO RIGHT TO CONTINUED SERVICE
A Restricted Stock Award does not give the holder the right to continue in service with the Company in any capacity. The Company reserves the right to terminate a holder’s services at any time, with or without cause, subject to any employment agreement or other contract.

VIII.ADJUSTMENTS
In the event of a stock split, a stock dividend or a similar change in the Common Stock, the number of shares of Restricted Stock subject to a Restricted Stock Award that remain subject to forfeiture will be adjusted accordingly.

Restricted Stock Award – Quarterly Vesting